UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 14, 2011

Date of Earliest Event Reported:  September 14, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	001-33135	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Rd.

Springfield, OH

45502-9032

(Address of principal executive offices)

(937) 964-8974

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Events.

On September 14, 2011, AdCare Health Systems, Inc. (“AdCare”) announced that it is extending the last day of the previously announced call exercise period with respect to AdCare’s call to redeem 100% of the outstanding warrants to purchase shares of common stock sold in its initial public offering in November 2006 and those sold in a private placement in December 2009.

AdCare previously announced that the call exercise period would end on September 19, 2011. AdCare has determined to extend the last day of the call exercise period from September 19, 2011 to September 26, 2011. As a result of this extension, registered holders of the warrants will have until September 26, 2011 to exercise each warrant for 1.05 shares of common stock at a price of $2.38 per share. Any warrants not exercised by the registered holders within the call exercise period will automatically expire at 5:00 p.m. Eastern time on September 26, 2011, and AdCare will remit to the registered holders of such expired warrants the sum of ten cents ($.10) per underlying share of common stock, upon surrender of the warrant certificate representing such expired warrants. At 5:00 p.m. Eastern time on September 26, 2011 and thereafter, registered holders of expired warrants will have no rights or privileges with respect to such warrants, other than to receive the call amount.

Copies of the notice of extension of the call exercise period and the press release issue by AdCare with respect thereto are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Notice of Extension of Call Exercise Period dated September 14, 2011.

	99.2	Press Release dated September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 15, 2011

ADCARE HEALTH SYSTEMS, INC.

	By:	/s/ Martin D. Brew

Name: Martin D. Brew

Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Notice of Extension of Call Exercise Period dated September 14, 2011.

99.2	Press Release dated September 14, 2011.